WAIVER, CONSENT AND AMENDMENT NO. 12 TO
                  AMENDED AND RESTATED CREDIT AGREEMENT


     This WAIVER, CONSENT AND AMENDMENT NO. 12 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment No.12 or this "Amendment") is entered into as of this 15th day of July, 1998, by and among ICON HEALTH & FITNESS, INC., a Delaware corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Agent"), for itself as a Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Schedule A to the Credit Agreement (as hereinafter defined).

                              RECITALS

     WHEREAS, Borrower, Agent and Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of November 14, 1994, as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 8, 1995, that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 31, 1996, that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 24, 1996, that certain Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of July 12, 1996, that certain Amendment No. 5 to the Amended and Restated Credit Agreement, dated as of August 14, 1996
("Amendment 5"), that certain Amendment No. 6 to the Amended and Restated Credit Agreement, dated as of August 23, 1996, that certain Consent and Amendment No. 7 to the Amended and Restated Credit Agreement, dated as of November 12, 1996, that certain Waiver, Consent and Amendment No. 8 to the Amended and Restated Credit Agreement, dated as of March 17, 1997, that certain Waiver, Consent and Amendment No. 9 to Amended and Restated Credit Agreement dated as of July 31, 1997, that certain Amendment No. 10 to Amended and Restated Credit Agreement dated as of August 28, 1997, and that certain Amendment No. 11 to Amended and Restated Credit Agreement dated as of November 25, 1997 ("Amendment 11") (as further amended, supplemented, restated or otherwise modified from time to time, the "Agreement"); and

     WHEREAS, Borrower has requested that Agent and Lenders enter into certain amendments to the Agreement; and

     WHEREAS, Agent and Requisite Lenders have agreed to enter into certain amendments to the Agreement upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     Section 1. Supplemental Credit Advances. The Agreement is amended to add the following Section 1.1A thereto:


      1.1A.  Supplemental Credit Advances.

           (a) Upon and subject to the terms and conditions hereof, each Lender specified on the signature page of Amendment No.12 to the Agreement as having a Supplemental Credit Loan Commitment severally and not jointly agrees to make available, from time to time, until the Revolving Commitment Termination Date, for Borrower's use and upon the request of Borrower, its Pro Rata Share of advances (each a "Supplemental Credit Advance") in an aggregate outstanding amount which shall not at any given time exceed Five Million Dollars ($5,000,000). Until all amounts outstanding in respect of the Supplemental Credit Loan shall become due and payable on the Revolving Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow the Supplemental Credit Loan under this
Section 1.1(A)(a) and such repayments shall not constitute a permanent reduction of the Supplemental Credit Loan Commitment. Each Supplemental Credit Advance shall be made on notice by Borrower to the individual designated by Agent from time to time as its collateral analyst responsible for receiving such notice, such notice to be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Supplemental Credit Advance. All such Supplemental Credit Advances shall bear interest by reference to the Index Rate. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any notice of Supplemental Credit Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

           (b) The date and amount of each Supplemental Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Supplemental Credit Loan shall be immediately due and payable on the Revolving Commitment Termination Date.

           (c)Notwithstanding any provision of the Agreement to the contrary:
                (1) Supplemental Credit Advances will bear interest determined solely by reference to the Index Rate.

                (2) Supplemental Credit Advances will bear interest at a per annum rate equal to the Index Rate plus three percent (3%) per annum.

                (3) The making of Supplemental Credit Advances shall be subject to the conditions set forth in Section 2.2(a) and Section 2.2(b) and to the further condition that Borrowing Availability under the Revolving Loan shall be zero ($0) before any Supplemental Credit Advance may be made.



                (4) If Borrowing Availability exceeds zero ($0) at any time when Supplemental Credit Advances are outstanding, Borrower shall be deemed to have requested a Revolving Credit Advance in an amount equal to the lesser of (x) Borrowing Availability and (y) the outstanding principal amount of those Supplemental Credit Advances, and the resulting Revolving Credit Advance shall be applied to the outstanding Supplemental Credit Advances.

                (5) The Supplemental Credit Loan shall, for all purposes, including mandatory prepayments under Section 1.4 of the Agreement, be the last Loan borrowed and the first Loan repaid; provided that mandatory prepayments shall not result in a permanent reduction of the Supplemental Credit Loan Commitments.

                (6) The Supplemental Credit Loan Commitments shall not increase the aggregate amount of the Revolving Credit Loan
Commitments or the amount of the Maximum Revolving Credit Loan and each Lender's Supplemental Credit Loan Commitment shall be considered to be included within (and shall not increase) such Lender's
Revolving Credit Loan Commitment.

     Section 2. Amendments to Applicable Margins. Section 1.6(g) of the Agreement is deleted and the following is inserted in its place:

           (g) Applicable Margins.

            The Applicable Margins will be as follows for the period from the effective date hereof through March 31, 1999:

           Applicable Revolver Index Margin                1.50%
           Applicable Revolver LIBOR Margin                3.00%
           Applicable L/C Margin                           1.75%
           Applicable Non-Use Fee Margin                    .50%
           Applicable Term A Index Margin                  1.75%
           Applicable Term A LIBOR Margin                  3.25%
           Applicable Term B Index Margin                  2.25%
           Applicable Term B LIBOR Margin                  3.75%

            The Applicable Margins will be as follows for the period from April 1, 1999 through the date on which all of the Obligations are paid in full or otherwise satisfied:

           Applicable Revolver Index Margin                1.75%
           Applicable Revolver LIBOR Margin                3.25%
           Applicable L/C Margin                           2.00%
           Applicable Non-Use Fee Margin                    .50%
           Applicable Term A Index Margin                  2.00%
           Applicable Term A LIBOR Margin                  3.50%
           Applicable Term B Index Margin                  2.50%
           Applicable Term B LIBOR Margin                  4.00%

     Section 3. Amendments To Borrowing Base.

     A. From the date hereof through January 31, 1999, Sections 1.7 and 1.8 of the Agreement shall be amended and restated to read in their entirety as follows:

           1.7 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Eligible Accounts shall mean all Accounts of Borrower and each of its domestic Subsidiaries in which Agent on behalf of Lenders has a first priority, perfected security interest, subject to reserves established by Agent in its reasonable credit judgment exercised in good faith, except:

                (i) Accounts due from an Affiliate of Borrower or such domestic Subsidiary; and

                (ii) Accounts that are more than ninety (90) days past due; without duplicating the amounts resulting from the application of clauses (i) and (ii) above, there shall be deducted from the total amount of Eligible Accounts the allowance for doubtful accounts determined in accordance with GAAP.

           1.8 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Eligible Inventory shall mean all Inventory of Borrower and each of its domestic Subsidiaries in which Agent on behalf of Lenders has a first priority, perfected security interest (subject to Permitted Encumbrances of the type identified in clauses (v) or (vi) of the definition of Permitted Encumbrances) valued at the book value thereof as determined in accordance with GAAP, subject to reserves established by Agent in its reasonable credit judgment exercised in good faith, including without limitation reserves equal to the amount of any Permitted Encumbrances that are senior to Agent's security interests in the Eligible Inventory.

     B. For the period of February 1, 1999 through April 29, 1999, Sections 1.7 and 1.8, of the Agreement shall be amended and restated to read in their entirety as follows; provided that if the EBITDA criterion in clause C below is met, the formulation set forth in this clause B shall remain in effect until the Obligations are paid in full:

           1.7 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Accounts of Borrower and its domestic Subsidiaries shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Accounts in its reasonable credit judgment exercised in good faith. In no event shall the criteria set forth below be changed to make more credit available. Eligible Accounts shall not include any Account of Borrower or its domestic Subsidiaries:
          (a) which does not arise from the sale of goods or the performance of services by Borrower or a domestic Subsidiary of Borrower in the ordinary course of its business;

          (b) upon which (i) Borrower's or its applicable domestic Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower or the applicable domestic Subsidiary of Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or its domestic Subsidiaries' completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) to the extent that any defense, counterclaim, chargeback, setoff or dispute is asserted as to, or applicable to, such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor and payable in Dollars;

          (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by Borrower or one of its domestic Subsidiaries or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders which shall be first priority Liens;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any of its domestic
Subsidiaries;

          (h) that is more than ninety (90) days past due; or

          (i) that is not paid within one hundred twenty (120) days following its original invoice date (or one hundred fifty (150) days following its original invoice date in the case of Service
Merchandise Company).

     Without duplicating the criteria set forth in clauses (h) and
(i) above, there shall be deducted from the total amount of Eligible Accounts the allowance for doubtful accounts attributable to current Accounts as determined in accordance with GAAP.

           1.8 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Inventory of Borrower and its domestic Subsidiaries shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Inventory in its reasonable credit judgment exercised in good faith, including without limitation reserves equal to the amount of any Permitted Encumbrances that are senior to Agent's security interests in the Eligible Inventory. In no event shall the criteria set forth below be changed to make more credit available. Eligible Inventory shall not include any Inventory of Borrower or its domestic Subsidiaries that:

          (a) is not owned by Borrower or one of its domestic Subsidiaries free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or one of its domestic Subsidiaries' performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances of the type identified in clauses (v) or (vi) of the definition of Permitted Encumbrances;

          (b) is (i) not located on premises owned by Borrower or one of its domestic Subsidiaries or (ii) is stored at leased premises or with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) in each case, a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) reserves satisfactory to Agent have been established with respect thereto;

          (c) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent, on behalf of itself and Lenders;

          (d) is Healthrider Inventory that is unsalable, shopworn, seconds, damaged or unfit for sale as determined in accordance with GAAP; or

          (e) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien, subject only to Permitted Encumbrances of the type referred to in Section 1.8(a).

     C. Unless Borrower's consolidated EBITDA for the twelve months ending March 31, 1999 exceeds $58,980,000 and Borrower has delivered financial statements to Agent and Lenders demonstrating the foregoing by April 30, 1999, from April 30, 1999 through the date on which the Obligations are paid in full, Sections 1.7 and 1.8 of the Agreement shall be amended and restated to read in their entirety as follows:


          1.7 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Accounts of Borrower and its domestic Subsidiaries shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Accounts in its reasonable credit judgment exercised in good faith. In no event shall the criteria set forth below be changed to make more credit available. Eligible Accounts shall not include any Account of Borrower or its domestic Subsidiaries:

          (a) which does not arise from the sale of goods or the performance of services by Borrower or any of its domestic
Subsidiaries in the ordinary course of its business;

          (b) upon which (i) Borrower's or its domestic Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower or its domestic Subsidiaries are not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or
(iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or its domestic Subsidiaries' completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) to the extent that any defense, counterclaim, chargeback, setoff or dispute is asserted as to, or applicable to, such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor and payable in Dollars;

          (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by Borrower or a domestic
Subsidiary of Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any of its domestic
Subsidiaries;


          (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof and is subject to the Federal Assignment of Claims Act of 1940, unless Agent, in its sole discretion, has agreed to the contrary in writing or the Borrower or the applicable domestic Subsidiary of Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, with respect to such obligation;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the Maritime Provinces of Canada) unless (I) supported by a letter of credit in form and substance and issued by a financial institution reasonably acceptable to Agent that is pledged, endorsed and delivered to Agent or (II) such Account Debtor and the jurisdiction where such Account Debtor resides are each acceptable to Agent in its sole and absolute discretion;

          (j) that is the obligation of an Account Debtor to whom Borrower or the applicable domestic Subsidiary is liable for goods sold or services rendered by the Account Debtor to Borrower;
provided, however, that only the portion of the Account equal to the amount owed to such Account Debtor shall be ineligible;

          (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) other than a consumer Account covered by clause (s), that is in default; provided, further, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

             (i) the Account is not paid within sixty (60) days past its due date;

             (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

             (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors; provided, however, that Accounts of Account Debtors with annual revenues in excess of $500,000,000 that arise while such Account Debtors are operating under Chapter 11 of Title 11 of the United States Code (but not Accounts arising prior thereto) shall not be deemed to be in default unless such Accounts are not paid within forty-five (45) days past the original invoice date.

          (m) which is the obligation of an Account Debtor that is in default (as defined in subparagraph (l)(i) above) on fifty percent (50%) or more of the dollar amount of Accounts upon which such Account Debtor is obligated;

          (n) other than a consumer Account covered by clause(s), which Account is by its original terms due more than one hundred twenty (120) days from its original invoice date (or one hundred fifty (150) days following its original invoice date in the case of Service Merchandise Company);

          (o) which arises from any bill-and-hold or other sale of goods which remain in Borrower's or any of its domestic Subsidiaries' possession or under Borrower's or any of its domestic Subsidiaries' control;

          (p) as to which Agent's interest, on behalf of itself and other Lenders, is not a first priority perfected security interest;

          (q) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or any of the other Loan Documents is untrue in any material respect;

          (r) to the extent such Account exceeds any credit limit for such Account Debtor established by Agent, in its reasonable discretion upon reasonable prior notice to Borrower;

          (s) which are consumer Accounts in excess of $50,000,000 in the aggregate, or to the extent two or more payments on any such Account remain unpaid for longer than thirty (30) days; or

          (t) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper.

           1.8 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Inventory of Borrower and its domestic Subsidiaries shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Inventory in its reasonable credit judgment exercised in good faith, including without limitation reserves equal to the amount of any Permitted Encumbrances that are senior to Agent's security interests in the Eligible Inventory. In no event shall the criteria set forth below be changed to make more credit available. Eligible Inventory shall not include any Inventory of Borrower or any domestic Subsidiary of Borrower that:

          (a) is not owned by Borrower or a domestic Subsidiary of Borrower free and clear of all Liens and rights of any other person, except the Liens in favor of Agent, on behalf of itself and Lenders, and encumbrances set forth in clause (v) or (vi) of the definition of Permitted Encumbrances;

          (b)(i) is not located on premises owned by Borrower or one of its domestic Subsidiaries or (ii) is stored at leased premises or with a bailee, warehouseman or similar Person, unless (x) in each case, a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) reserves satisfactory to Agent have been established with respect thereto;

          (c) is covered by a negotiable document of title, unless such document has been delivered to Agent;

          (d) in Agent's reasonable opinion, is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

          (e) consists of display items or packing or shipping materials, work-in-progress Inventory or replacement parts for production equipment;

          (f) consists of discontinued or slow-moving items or finished goods of substandard quality;

          (g) is placed by Borrower or one of its domestic
Subsidiaries on consignment;

          (h) is not of a type held for sale in the ordinary course of Borrower's or one of its domestic Subsidiaries' business;

          (i) as to which Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

          (j) as to which any of the representations or warranties pertaining to Inventory set forth in the Agreement or any of the other Loan Documents is untrue in any material respect; or

          (k) is Inventory in transit;
provided, however, the amount of Eligible Inventory shall be reduced by the amount of, without limitation, any freight-in charges which Agent reasonably determines are otherwise included in Eligible Inventory, and provided further, that inventory that is not owned by Borrower or one of its domestic Subsidiaries or in which the Agent does not have a first and prior perfected security interest (subject only to Permitted Encumbrances of the type referred to in Section 1.8(a)) shall not be deemed to be Inventory or Eligible Inventory for any purpose.

     D. For purposes of determining the Borrowing Base pursuant to each of clauses A, B, and C above, to the extent that payment of an Account has been received in Borrower's or its domestic Subsidiary's Lock Box, such Account shall cease to be an Eligible Account, regardless of whether or when the proceeds of that Account are transferred to Agent.

      Section 4.     Amendment to Sale of Assets Provisions.  Section
6.8 of the Agreement is amended to insert the phrase "or an "Asset Sale Offer" (as defined in the documentation in connection with the Intermediate Holdings Zero Coupon Notes)" at the end of subpart (D) of clause (iv).

      Section 5.     Amendment to Sale-Leaseback Provisions.
Section 6.12 of the Agreement is amended to insert the phrase "or
Intermediate Holdings Zero Coupon Notes" at the end of the last sentence of the Section.

      Section 6.     Amendment to Non-Use Fee Margin Reference.
Section 1.9(b) of the Agreement is amended to delete the term "Non-Use Fee Margin" where it appears in the section and to insert in its place "Applicable Non-Use Fee Margin."

      Section 7.     Amendment to Senior Note Repayment Provisions.
Section 6.20 (B) of the Agreement is amended by deleting the term "(1)" in the second line of the section and by deleting the phrase "and (2) as permitted by Section 1.4 (c)" from the seventh and eighth lines of the section.

      Section 8. Amendment to Permitted Affiliate Transactions (Deferral of Bain Capital, Inc. Fees). Clause (iv) of Section 6.4(b) of the Agreement is amended to delete reference to the phrase "in excess of $800,000 in the aggregate (plus reasonable out-of-pocket expenses)" and insert in its place "after the effective date of Amendment No. 12 to the Agreement in excess of $400,000 in the aggregate (plus reasonable out-of-pocket expenses when incurred, not to exceed $100,000 in the aggregate in any 12-month period)." The following sentence is added at the end of Section 6.4(b):

     The balance of management fees in the amount of $400,000 per annum plus any reasonable out-of-pocket expenses incurred in excess of $100,000 per annum may continue to accrue and may be paid to Bain Capital, Inc. only after payment in full of the Obligations.

      Section 9. Section 8.1(p) of the Agreement is deleted and the following is inserted in its place:

      (p) Borrower shall cease to be a wholly-owned subsidiary of Holdings or Holdings shall cease to be a wholly-owned subsidiary of Intermediate Holdings or Intermediate Holdings shall cease to be a wholly-owned subsidiary of Ultimate Holdings (other than holdings of preferred stock).

      Section 10.    Amendment to Participation Requirements.
Section 9.1(a) of the Agreement is amended to delete the sum of "$5,000,000" and replace it with the sum of "$2,500,000" as it relates to sales of participations.

      Section 11. Amendment to Indemnification. Section 9.6 of the Agreement is amended to insert the phrase "(including reasonable counsel fees)" immediately following the word "expenses" in the seventh line of Section 9.6.

      Section 12.    Amendment to Amendment and Waiver Provisions.
Section 11.2 (b) is amended by deleting the phrase "Schedule C and Schedule D" therein and inserting in its place "Sections 1.7 and 1.8".

      Section 13.    Amendments to Defined Terms (Schedule A).
Schedule A to the Agreement is amended as follows:

        (a) Amendments to Existing Terms.

           (i) The definition of the term "Fiscal Year" is amended to read in its entirety as follows:

          "Fiscal Year" shall mean any of the annual fiscal accounting periods of Borrower ending on May 31 of each year.

           (ii) The definition of the term "Non-Use Fee Margin" is deleted in its entirety.

           (iii) The defined term "Commitments" is amended to read in its entirety as follows:

          "Commitments" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make or hold Revolving Credit Advances (including Supplemental Credit Advances) and Term Loans as set forth on the signature page to Amendment No. 12 to the Agreement or in the most recent Lender Addition Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make or hold Revolving Credit Advances (including Supplemental Credit Advances) and Term Loans, in each case, as such amount may be adjusted, amortized, or permanently reduced from time to time in accordance with the Agreement.

           (iv) The defined term "Loans" is amended to read in its entirety as follows:

           "Loans" shall mean the Revolving Credit Loan, the Supplemental Credit Loan and the Term Loans.

           (v) The defined term "Pro Rata Share" shall be amended to read in its entirety as follows:

           "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Credit Loan, the percentage obtained by dividing (i) the Revolving Credit Loan Commitment of that Lender by (ii) the aggregate Revolving Credit Loan Commitments of all Lenders, (b) with respect to the Supplemental Credit Loan, the percentage obtained by dividing the (i) the Supplemental Credit Loan Commitment of that Lender by (ii) the aggregate Supplemental Credit Loan Commitments of all Lenders, and
(c) with respect to Term Loan A or Term Loan B, the percentage obtained by dividing (i) the Term Loan A Commitment or Term Loan B Commitment of that Lender (as the case may be) by (ii) the aggregate Term Loan A Commitments or Term Loan B Commitments of all Lenders (as the case may be), in each case all as such percentages may be adjusted by assignments permitted pursuant to Section 9.1.

           (b) Addition of Additional Terms. The following terms are added to Schedule A so that they appear in alphabetical order:

           "Applicable Non-Use Fee Margin" shall mean the percentage margin as determined by reference in Section 1.6(g).

           "Supplemental Credit Advance" shall have the meaning ascribed thereto in Section 1.1A of the Agreement (added by Amendment No. 12 to the Agreement.).

           "Supplemental Credit Loan" shall mean the aggregate of all Supplemental Credit Advances to be made available pursuant to Amendment No. 12 to the Agreement.

           "Supplemental Credit Loan Commitments" shall mean (a) as to any Lender with a Supplemental Credit Loan Commitment, the commitment of such Lender to make Supplemental Credit Advances as set forth on the signature page to Amendment No. 12 to the Agreement, and
(b) as to all Lenders with a Supplemental Credit Loan Commitment, the aggregate commitment of all such Lenders to make Supplemental Credit Advances, which aggregate commitment shall not exceed $5,000,000, in each case, as such commitments may be adjusted, or reduced by assignments, in accordance with the terms of the Agreement.

           "Third Party Interactives" shall mean all Persons with whom Borrower or any of its Subsidiaries exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

           "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of Borrower's and any of its Subsidiaries' Year 2000 Problems and Year 2000 Date-Sensitive
Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

           "Year 2000 Corrective Actions" shall mean, as to Borrower and each of its Subsidiaries, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

           "Year 2000 Corrective Plan" shall mean, with respect to Borrower and each of its Subsidiaries, a comprehensive plan to eliminate all of its Year 2000 Problems on or before June 30, 1999 including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.


           "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

           "Year 2000 Implementation Testing" shall mean, as to Borrower and each of its Subsidiaries, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among Borrower's and any of its Subsidiaries' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

           "Year 2000 Problems" shall mean, with respect to Borrower and each of its Subsidiaries, limitations on the capacity or readiness of any such Person's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Borrower and its Subsidiaries and exchanges of information among Borrower and each of its Subsidiaries and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

      Section 14. Amendment to Collateral Reports (Weekly Borrowing Base Certificate). Schedule H to the Agreement (Collateral Reports) is amended as follows: (i) sections (b) through (f) are amended to become sections (c) through (g), respectively; (ii) former section (a) (i) is deleted in its entirety; (iii) sections (a) (ii) and (a) (iii) are amended to become sections (b) (i) and (b) (ii), respectively; and (iii) a new section (a) is added as follows:

       (a) To Agent, on a weekly basis or more frequently as may be requested by Agent from time to time, a Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

      Section 15.     Amendments to Financial Covenants (Schedule I).
Schedule I is hereby amended to delete existing Schedule I in its entirety and to replace it with Schedule I attached hereto. Notwithstanding any provision of this Amendment No. 12 to the contrary, the amendment of the Financial Covenants as of May 31, 1998 and for the twelve-month period then ended shall be effective as of May 31, 1998.

      Section 16. References to Holdings and Zero Coupon Notes. All references in Sections 1.5, 3.1, 6.6 and 8.1 of the Agreement, and in subparagraph h of Schedule G to the Agreement, to "Holdings" shall be deemed to include Holdings and Intermediate Holdings. All references in Sections 1.5 and 6.6 of the Agreement to the "Zero Coupon Notes" shall be deemed to include the Zero Coupon Notes and the Intermediate Holdings Zero Coupon Notes.

      Section 17. Appraisals of Inventory and Equipment. Borrower shall provide to appraisers selected by Agent access to Borrower's Inventory and Equipment and to Borrower's books and records relating to such Inventory and Equipment and shall cooperate fully with such appraisers to enable such appraisers to prepare appraisals of Borrower's Inventory and Equipment as promptly as is practicable. Borrower agrees to reimburse Agent for all reasonable fees, costs, and expenses incurred in connection with such appraisals in accordance with Section 11.3 of the Agreement.

      Section 18. Delivery of Draft Annual Financials. Borrower covenants and agrees that Borrower shall cause Borrower's accountants to deliver to Agent by August 7, 1998 a draft of Borrower's annual financial statements for the Fiscal Year ended May 31, 1998, which draft financial statements shall contain the same level of detail as the annual audited financial statements required to be delivered pursuant to Section 4.1 (a) of the Agreement. Borrower further covenants and agrees that such draft financial statements shall be accompanied by the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such draft financial statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there shall not be any material adjustments made to such draft financial statements in the course of preparing the final audited financial statements to be delivered pursuant to Section 4.1(a) of the Agreement.

      Section 19. Waiver of Specified Defaults. Agent and Lenders hereby waive those certain Defaults and Events of Default arising solely out of the matters identified on Exhibit "A" hereto (which Defaults and Events of Default are referred to herein as the "Specified Defaults"). This waiver is based on the understanding of the Agent and the Requisite Lenders that the Specified Defaults are the only Defaults or Events of Default that will exist after giving effect to this Amendment, and shall not apply to any Default or Event or Default other than the Specified Defaults. Borrower acknowledges and agrees that each of the Specified Defaults exists as of the effective date of this Amendment.

      Section 20. Covenants Regarding Year 2000 Problems. Borrower covenants and agrees to deliver to Agent a Year 2000 Assessment and Year 2000 Corrective Plan by August 15, 1998. On or prior to December 31, 1998, Borrower and each of its Subsidiaries shall implement Year 2000 Corrective Actions. On or before February 28, 1999 Borrower and each of its Subsidiaries shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing. On or before June 30, 1999 Borrower and each of its Subsidiaries shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

      Section 21. Success Fee. Borrower shall pay to Agent for the benefit of all Lenders a success fee in the amount of $834,285.00. Such fee shall be due and payable on the earlier to occur of the date on which the Obligations are paid in full or the Revolving Loan Commitment Termination Date and shall be paid to the Persons that are Lenders as of the date hereof (or their successors and assigns) in accordance with their Pro Rata Shares as of the date hereof.

      Section 22. Miscellaneous Amendments. The Agreement is further amended by adding the following provisions:

          (a) All Loans and all other Obligations arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured ratably by all of the Collateral.

          (b) Any Event of Default with respect to any Financial Covenant contained in Schedule I shall be deemed to have occurred on the last day of the applicable measuring period for that Financial Covenant or otherwise on the date of determination thereof by Agent, rather than on the date on which Financial Statements evidencing such Event of Default are delivered by Borrower.

          (c) For purposes of determining Borrowing Availability, 50% of all Letter of Credit Obligations relating to documentary letters of credit issued to suppliers to assure payment for finished goods Inventory shall be deducted from the Borrowing Base; 100% of stand-by Letter of Credit Obligations shall be deducted from the Borrowing Base; and 100% of all Letter of Credit Obligations shall be deducted from the Maximum Revolving Credit Loan.

      Section 23.     Additional Unsecured Indebtedness.  Clause
(xii) of Section 6.3 is amended to read in its entirety as follows:

           (xii)  other unsecured Indebtedness not exceeding
$20,000,000 in the aggregate at any time outstanding, incurred on terms reasonably satisfactory to Requisite Lenders.

      Section 24. Waiver and Release. Borrower hereby waives and releases any and all claims it may have against Agent and each Lender arising under, or in connection with, the Agreement, any of the other Loan Documents or any transactions in connection therewith.

      Section 25.     Representations And Warranties Of Borrower.
Borrower represents and warrants that:

             (a) the execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

            (b) each of the representations and warranties contained in the Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

            (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate
(i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Ultimate Holdings, Intermediate Holdings, Holdings, Borrower or any of its Subsidiaries is a party or by which any of their property is bound; and

            (d) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing under the Agreement.

       Section 26. Conditions To Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

     (a) Execution and delivery of this Amendment by Requisite
Lenders (including each Lender having a Supplemental Credit Loan
Commitment) and Borrower.

     (b) Execution and delivery to Agent of such UCC-1s, UCC-3s and other documents as Agent may request.

     (c) The representations and warranties contained herein shall be true and correct in all respects.

     (d) Execution and delivery to Agent of a Reaffirmation of Guaranty by ICON International Holdings, Inc., JumpKing, Inc. and
Universal Technical Services.

     (e) Execution and delivery to Agent of such Trademark Security Agreements as Agent may request, in form and substance acceptable to Agent.

     (f) Delivery to Agent of a duly executed opinion of in-house counsel to Borrower, in form and substance satisfactory to Agent and its counsel, opining as to the due authorization, execution and delivery of this Amendment and the absence of any conflict between this Amendment and any other agreements or obligations of Ultimate Holdings, Intermediate Holdings, Holdings or Borrower.

     (g) Delivery to Agent of a duly executed opinion of outside counsel to Borrower, in form and substance satisfactory to Agent and its counsel, opining as to the absence of any conflict between this Amendment and any other agreements of Ultimate Holdings, Intermediate Holdings, Holdings or Borrower relating to the Zero Coupon Notes, the Senior Notes, or other Indebtedness.

     (h) Delivery to Agent as of the effective date of this Amendment or within thirty (30) days thereafter of such landlord waivers as Agent shall request.

      Section 27.     Reference To And Effect Upon The Agreement.

     (a) Except as specifically amended above, the Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Agreement or any Loan Document, nor constitute a waiver of any provision of the Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Agreement as amended hereby.

      Section 28.     Costs And Expenses.  As provided in Section
11.3 of the Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

      Section 29. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

      Section 30. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

      Section 31. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.


                       (signature page follows)



     IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

                    ICON HEALTH & FITNESS, INC.
                             By:
                             Title:

          Revolving Credit Loan GENERAL ELECTRIC CAPITAL
CORPORATION,Commitment:  $177,500,000,as Agent and Original Lender
                     (including a Supplemental
                         Credit Loan Commitment By:
                            of $______________)
                    Term Loan A:  $2,277,607.68 Title:

        Revolving Credit Loan   PILGRIM AMERICA PRIME RATE TRUST
                   Commitment:  $0, (including a
                   Supplemental Credit Loan     By:
                    Commitment of $____________)
                  Term Loan B:  $15,739,374.33  Title:

        Revolving Credit Loan THE FIRST NATIONAL BANK OF CHICAGO
              Commitment:  $23,500,000,(assignee of NBD Bank)
                        (including a Supplemental
                      Credit Loan Commitment of By:
                             $________________)
                      Term Loan A:  $683,441.80 Title:

                 Revolving Credit Loan BANKBOSTON, N.A.
                        Commitment:  $18,000,000,
                        (including a Supplemental
                         Credit Loan Commitment By:
                            of $_______________)
                      Term Loan A:  $455,362.04 Title:

           Revolving Credit Loan NATIONSBANK OF TEXAS, N.A.
                        Commitment:  $17,500,000,
                      (including a Supplemental By:
                          Credit Loan Commitment
                           of $_______________) Title:

           Revolving Credit Loan ZIONS FIRST NATIONAL BANK
                        Commitment:  $9,000,000,
                        (including a Supplemental
                         Credit Loan Commitment By:
                            of $______________)
                      Term Loan A:  $455,362.04 Title:

       Revolving Credit Loan THE CIT GROUP/BUSINESS CREDIT, INC.
                          Commitment:  $15,500,000,
                         (including a Supplemental
                         Credit Loan Commitment By:
                            of $________________)
                      Term Loan A:  $455,362.04 Title:

       [Signature Page to Waiver, Consent and Amendment No. 12]
                       Revolving Credit Loan UNION BANK
                          Commitment:  $13,000,000,
                         (including a Supplemental
                          Credit Loan Commitment By:
                            of $________________)
                       Term Loan A:  $683,441.80 Title:


                   Revolving Credit Loan CITICORP USA, INC.
                         Commitment:  $29,250,000,
                         (including a Supplemental
                        Credit Loan Commitment By:
                           of $________________)
                   Term Loan A:  $2,622,119.76 Title:



                Revolving Credit Loan THE PROVIDENT BANK
                          Commitment:  $6,750,000,
                         (including a Supplemental
                         Credit Loan Commitment By:
                            of $________________)
                      Term Loan A:  $342,119.64 Title:

                Revolving Credit Commitment (including
                  $5,000,000 Supplemental Credit Loan
                      Commitment): $310,000,000.00
                      Term Loans: $  23,714,191.13
                          Total $333,714,191.13



















       [Signature Page to Waiver, Consent and Amendment No. 12]






                       SCHEDULE I (Section 6.10)
                                to
                         CREDIT AGREEMENT

                        FINANCIAL COVENANTS

     Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP with purchase accounting adjustments the same as in the documents in connection with the Senior Notes, consistently applied:

           (a) Maximum Capital Expenditures.   Borrower and its
Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                           Maximum Capital
                    Period Expenditures per Period

                      Each Fiscal Year $15,000,000

provided that Capital Expenditures with respect to new Healthrider retail stores shall not exceed $1,000,000 in each Fiscal Year.

           (b) Minimum Adjusted Net Worth.  Borrower and its
Subsidiaries on a consolidated basis shall maintain at all times
Adjusted Net Worth, excluding any impact of write-offs of deferred tax assets made after the effective date of Amendment No. 12 to the Credit Agreement, equal to or greater than:

        $75,000,000 as of May 31, 1998;
        $59,550,000 as of August 31, 1998;
        $67,080,000 as of November 30, 1998;
        $75,000,000 as of February 28, 1999;
        $75,000,000 as of May 31, 1999 and as of the last day of
                    each Fiscal Quarter ending thereafter.

           (c)Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a ratio of (i) EBITDA (excluding deferred management fees payable to Bain Capital, Inc.) to (ii) Interest Charges for the 12-month period then ended of not less than the following:

           1.10 for the Fiscal Quarter ending May 31, 1998;
           1.10 for the Fiscal Quarter ending August 31, 1998;
           1.30 for the Fiscal Quarter ending November 30, 1998;
           1.46 for the Fiscal Quarter ending February 28, 1999; and
           1.70 for the Fiscal Quarter ending May 31, 1999 and each Fiscal Quarter ending thereafter.

           (d) Minimum Debt Service Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a ratio of (i) EBITDA (excluding deferred management fees payable to Bain Capital, Inc.) to (ii) Debt Service, in each case, for the 12-month period then ended of not less than the following:

           1.00 for the Fiscal Quarter ending May 31, 1998;
           1.00 for the Fiscal Quarter ending August 31, 1998;
           1.12 for the Fiscal Quarter ending November 30, 1998;
           1.26 for the Fiscal Quarter ending February 28, 1999;
           1.30 for the Fiscal Quarter ending May 31, 1999 and each
                        Fiscal Quarter ending thereafter.

           (e) Maximum Funded Debt to Adjusted Net Worth Ratio. Borrower and its Subsidiaries on a consolidated basis shall have and shall maintain at all times from and after the Closing Date a ratio of (i) Funded Debt to (ii) Adjusted Net Worth, excluding any impact of write-offs of deferred tax assets made after the effective date of Amendment No. 12 to the Credit Agreement, of not more than the following:
             4.00 as of May 31, 1998;
             4.89 as of August 31, 1998;
             5.00 as of November 30, 1998;
             4.56 as of February 28, 1999;
             4.00 as of May 31, 1999 and
                  as of the last day of
                      each Fiscal Quarter thereafter

          (f) Current Ratio. Borrower and its Subsidiaries on a consolidated basis shall have and shall maintain at all times from and after the Closing Date a ratio of Current Assets to Current
Liabilities of not less than 2.0 to 1.0.






                             Exhibit "A"
                          SPECIFIED DEFAULTS



                    [To be Completed by Borrower]